                                                                    EXHIBIT 4.32


                                                                  LOAN NO. T0362
                                                                  LOAN NO. T0388

                                  COBANK, ACB

               FIRST AMENDMENT AND SUPPLEMENT TO PLEDGE AGREEMENT


STATE OF LOUISIANA          )
                            )
PARISH OF CALCASIEU         )


STATE OF GEORGIA            )
                            )
COUNTY OF COBB              )


       BEFORE the respective undersigned Notaries Public, and in the presence of the undersigned respective competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

       THIS FIRST AMENDMENT AND SUPPLEMENT TO PLEDGE AGREEMENT (this "First Amendment") is made as of July 1, 1996, by and between CAMERON COMMUNICATIONS CORPORATION, as pledgor (the "Pledgor"), and COBANK, ACB, as pledgee ("CoBank"), amending that certain Pledge Agreement, dated as of April 20, 1995 (the "Pledge Agreement"), by and between the Pledgor and CoBank.


                                R E C I T A L S:

       WHEREAS, the Pledgor owns 96% of the capital stock of Mercury Cellular Telephone Company ("MCTC"); and

       WHEREAS, CoBank and CTC Financial, Inc. (the "Borrower") have entered into that certain Loan Agreement, dated as of April 20, 1995 (as the same may be amended, supplemented, extended or restated from time to time, the "First Loan Agreement"), providing for a loan of up to $18,000,000 (the "First Loan"), and into that certain Loan Agreement, dated as of even date herewith (the "Second Loan Agreement"; the First Loan Agreement and the Second Loan Agreement, collectively, the "Loan Agreements"), providing for a loan of up to $13,000,000 (the "Second Loan"; the First Loan and the Second Loan, collectively, the "Loans"); and

       WHEREAS, the proceeds of the First Loan have been reloaned by the Borrower to MCTC for the purposes set forth in the First Loan Agreement and the proceeds of the Second Loan will be reloaned by the Borrower to MCTC for the purposes set forth in the Second Loan Agreement; and
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First Amendment to Pledge Agreement/CCC
Loan No. T0362
Loan No. T0388


       WHEREAS, as an inducement to CoBank to execute the Loan Agreements and to make the Loans, the Pledgor has made that certain Limited Recourse Continuing Guaranty, dated as of April 20, 1995, as amended by that certain First Amendment and Supplement to Limited Recourse Guaranty, dated as of even date herewith (as so amended and as the same may hereafter be amended, supplemented, extended or restated from time to time, the "CCC Limited Recourse Guaranty"), for the benefit of CoBank; and

       WHEREAS, to secure the Pledgor's obligations to CoBank under the CCC Limited Recourse Guaranty and the "Obligations" (as therein defined), the Pledgor has agreed to pledge to CoBank the hereinafter defined Pledged Collateral on the terms and conditions set forth in the Pledge Agreement as amended by this First Amendment as hereby amended;

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the Pledgor and CoBank agree as follows:

         SECTION 1. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Pledge Agreement.

         SECTION 2. Section 2 of the Pledge Agreement is hereby amended and restated to read in its entirety as follows:

                 "SECTION 2.  PLEDGE.   To secure the payment or performance of
         the Obligations, including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated April 20, 1995, made by the Borrower to the order of CoBank (as the same may be amended, extended, renewed or replaced from time to time, the "First Note"), that certain Promissory Note, dated July 1, 1996, made by the Borrower to the order of CoBank (as the same may be amended, extended, renewed or replaced from time to time, the "Second Note"; the First Note and the Second Note, collectively, the "Notes"), that certain Promissory Note, dated as of April 20, 1995, made by MCTC to the order of the Borrower and assigned to CoBank (as the same may be amended, extended, renewed or replaced from time to time, the "First MCTC Note"), and that certain Promissory Note, dated July 1, 1996, made by MCTC to the order of the Borrower and assigned to CoBank (as the same may be amended, extended, renewed or replaced from time to time, the "Second MCTC Note"; the First MCTC Note and the Second MCTC Note, collectively, the "MCTC Notes") and the performance by the Pledgor under the CCC Limited Recourse Guaranty and the performance by the Pledgor under the CCC Limited Recourse Guaranty as amended by that certain First Amendment and Supplement to Continuing Guarantee, dated as of July 1,1996 (collectively, including the Obligations, the "Secured Obligations"), the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto CoBank, and grants to CoBank a lien upon





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First Amendment to Pledge Agreement/CCC
Loan No. T0362
Loan No. T0388


         and a security interest in (a) all now owned or hereafter acquired capital stock of MCTC; and (b) any cash, additional shares or securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in liquidation of, any and all such stock, together with the proceeds thereof (all such shares, capital stock, securities, cash, property and other proceeds thereof, collectively, the "Pledged Collateral"). Upon delivery to CoBank, (i) any securities now or hereafter included in the Pledged Collateral (the "Pledged Securities") shall be accompanied by duly executed stock powers in blank and by such other instruments or documents as CoBank or its counsel may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and by such other instruments or documents as CoBank or its counsel may reasonably request. Each delivery of certificates for such Pledged Securities shall be accompanied by a schedule showing the number of shares and the numbers of the certificates therefor, theretofore and then being pledged hereunder, which schedules shall be attached hereto as
         Schedule 1 and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

                 TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto CoBank, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth."

         SECTION 3. All references in the Pledge Agreement and any other Loan Documetns (as defined in the Loan Agreemetns) to "this Pledge Agreement" shall hereafter be to the Pledge Agreement as amended by this First Amendment.

         SECTION 4. After giving effect to the amendments to and the restatement of the Pledge Agreement set forth in this First Amendment, the representations and warranties of CCC set forth in the Pledge Agreement are true and correct as of the date hereof as if made on the date hereof.

         SECTION 5. It is the intention of the parties hereto that this First Amendment shall not constitute a novation, it being the intention of the parties hereto merely to amend the Pledge Agreement as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Pledge Agreement shall remain in full force and effect and are hereby ratified and confirmed by CCC and CoBank.

         SECTION 6. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted





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First Amendment to Pledge Agreement/CCC
Loan No. T0362
Loan No. T0388


successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 7. This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.



                        [Signatures Follow on Next Page]





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First Amendment to Pledge Agreement/CCC
Loan No. T0362
Loan No. T0388



         THUS DONE AND SIGNED, in several counterparts at the places and on the dates indicated below, and in the presence of the respective Notaries Public and the respective undersigned witnesses indicated below, by duly authorized officers of the respective parties, after a due reading of the whole.

         At Lake Charles, Louisiana, on July 1, 1996.


                                     CAMERON COMMUNICATIONS
                                     CORPORATION


                                     By: /s/ WILLIAM L. HENNING, JR.
                                        -------------------------------------
                                        Name: William L. Henning, Jr.
                                             --------------------------------
                                        Title:    President


                                     Attest:  /s/ LENA B. HENNING
                                            ---------------------------------
                                            Name: Lena B. Henning
                                                 ----------------------------
                                            Title:  Secretary



                                                         [CORPORATE SEAL]

Witnesses to all signatures:

 /s/ SHEILA KING
-------------------------------------------
Witness

 /s/ CAROLYN NUNEZ
-------------------------------------------
Witness

(ILLEGIBLE)
-------------------------------------------
Notary Public


My commission expires: LIFETIME COMMISSION
                      --------------------

         [NOTARIAL SEAL]



                      [Signatures Continued on Next Page]





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First Amendment to Pledge Agreement/CCC
Loan No. T0362
Loan No. T0388




                   [Signatures Continued from Previous Page]



                At Atlanta, Georgia, on July 2, 1996.




                                             COBANK, ACB


                                             By: /s/ MARY KAY DEERING
                                                -----------------------------
                                                Name: Mary Kay Deering
                                                     ------------------------
                                                Title: Vice President
                                                       ----------------------

Witnesses to signature:


/s/ SHAWNE KEENAN
-------------------------------------------
Witness

/s/ PETE ALFORD
-------------------------------------------
Witness

/s/ MARIANNE R. HOWELL
-------------------------------------------
Notary Public

                       Notary Public, Cobb County, Georgia
My commission expires: My Commission expires April 25, 1999
                       ------------------------------------



         [NOTARIAL SEAL]







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